EXHIBIT 10.5


                               TWO STAMFORD PLAZA
                               [NAME OF BUILDING]






                           STANDARD FORM OFFICE LEASE

                                     BETWEEN

                 ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP
                                  ("LANDLORD"),
                  by its agent, EQUITY OFFICE PROPERTIES, INC.



                                       AND


                              GKN Securities Corp.
                                   ("TENANT")


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                                TABLE OF CONTENTS

I.         Basic Lease Information; Definitions ..........................    1

II.        Lease Grant ...................................................    3

III.       Adjustment of Commencement Date/Possession ....................    3

IV.        Use ...........................................................    4

V.         Rent ..........................................................    4

VI.        Security Deposit ..............................................    5

VII.       Services to be Furnished by Landlord ..........................    5

VIII.      Leasehold Improvements ........................................    6

IX.        Graphics ......................................................    6

X.         Repairs and Alterations by Tenant .............................    6

XI.        Use of Electrical and HVAC Services by Tenant .................    7

XII.       Entry by Landlord .............................................    7

XIII.      Assignment and Subletting .....................................    7

XIV.       Liens .........................................................    8

XV.        Indemnity and Waiver of Claims ................................    8

XVI.       Tenant's Insurance ............................................    9

XVII.      Subrogation ...................................................   10

XVIII.     Landlord's Insurance ..........................................   10

XIX.       Casualty Damage ...............................................   10

XX.        Demolition ....................................................   11

XXI.       Condemnation ..................................................   11

XXII.      Events of Default .............................................   11

XXIII.     Remedies ......................................................   12

XXIV.      LIMITATION OF LIABILITY .......................................   13

XXV.       No Waiver .....................................................   13

XXVI.      Event of Bankruptcy ...........................................   13

XXVII.     Quiet Enjoyment ...............................................   14

XXVIII.    Relocation ....................................................   14

XXIX.      Holding Over ..................................................   14

XXX.       Subordination Mortgages .......................................   15

XXXI.      Attorneys Fees ................................................   15

XXXII.     Notice ........................................................   15

XXXIII.    Landlord's Lien ...............................................   15

XXXIV.     Excepted Rights ...............................................   16

XXXV.      Surrender of Premises .........................................   16

XXXVI.     Miscellaneous .................................................   16

XXXVII.    Entire Agreement ..............................................   17


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                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "Lease"), is made and entered into as of the _____ day of _____, 19____, by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, an Illinois Limited Partnership ("Landlord"), by its agent, Equity Office Properties, Inc. and GKN Securities Corp. ________________________, a New York Corporation ("Tenant").

I.    Basic Lease Information: Definitions.

      A. The following is some of the basic lease information and defined terms used in this Lease.

            1.    "Broker" means Newmark & Company Real Estate, Inc.

            2. "Building" shall mean the office building located at 281 Tressor Boulevard Stamford, Fairfield County, State of Connecticut, commonly known as Two Stamford Plaza.

            3. If Landlord is not required to perform Landlord Work (hereinafter defined) in the Premises, the "Commencement Date," "Lease Term" and "Termination Date" shall be as set forth in subsection I.A.3.a. below. If Landlord is required to perform Landlord Work in the Premises, pursuant to subsection I.A.3.b. below (delete one):

                  a. The "Lease Term" shall mean a period of 10 years 6 months commencing on the earlier of (i) June 1, 1994 or
                        (ii) the day Tenant or anyone claiming under or through tenant shall take possession of any part of the Premises, (the "Commencement Date") and, unless sooner terminated as provided herein, ending on November 30, 2004 (the "Termination Date"). Notwithstanding the foregoing, if tenant is delayed in completing the Initial Alterations by the Commencement Date as a result of events of Force Majeure, Tenant shall have the option to postpone the Commencement Date by the lesser of ninety (90) days and the number of days that Tenant is delayed in completing the Initial Alterations due to events of Force Majeure. In order to be entitled to claim a delay due to Force Majeure, Tenant must notify landlord of the existence of such delay within five (5) days after Tenant first becomes aware of such delay.

            5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "C."

            6. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                  Tenant:

                  Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                                     with a copy to:

          GKN Securities Corp.       Graubard Mollen Horowitz Pomeranz & Shapiro
          61 Broadway                600 Third Avenue
          New York, NY  10006        New York, NY  10016-1903

                                     ATTN: Lester N. Henner

                  On or after the Commencement Date, notices shall be sent to Tenant at the Premises.


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                  Landlord:

                  Equity Office Properties, Inc.
                  Two Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, CT  06901
                  Attention: Building Manager

                  With a copy to:

                  Equity Office Properties, Inc.
                  Two North Riverside Plaza
                  Suite 2200
                  Chicago, Illinois 60606
                  Attention: General Counsel

                  Payments of Rent only shall be made payable to the order of ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP at the following address:

                  c/o Fleet Bank N.A.
                  Dept. 192-6
                  P.O. Box 9125
                  Stamford, CT  06925
                  Acct# 9361708515

            7. "Permitted Use" shall mean: General Office Use Executive offices, securities and investment sales.

            8. "Premises" shall mean the area located on the 15th floor(s) of the Building and outlined on Exhibit A attached hereto and incorporated herein and known as Suite #1503.

            9. "Prepaid Rental": Eight Thousand Four Hundred Seventy Five and 58/100 Dollars ($8,475.58) payable by Tenant upon execution of this Lease by Tenant in accordance with Article V hereof.

            10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of the Building's public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, fire protection and elevators. The Rentable Area of the Premises is deemed for all purposes under this Lease to be 5,353 square feet. The "Rentable Area of the Building" is deemed for all purposes under this Lease to be 253,020 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Building constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

            11. "Security Deposit" shall mean the sum of Twenty Five Thousand Four Hundred Twenty Six and 75/100 Dollars ($25,426.75).

            12. "Tenant's Pro Rata Share" shall mean Two and Twelve Hundredths percent (2.12%), which is the sum derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building and multiplying the result thereof by one hundred
                  (100).

      B. The following are additional definitions of some of the defined terms used in the Lease.

            1. "Basic Costs" shall mean all direct and indirect and indirect costs and expenses incurred in connection with the Property as more fully defined in Exhibit B-2.

            2. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

            3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and such other days as Landlord may designate.

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            4.    "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities.

            5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

            6. "Normal Business Hours" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, exclusive of Holidays, and such other hours as Landlord may designate from time to time.

            7. "Prime Rate" shall mean the per annum interest rate publicly announced by First National Bank of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

            8. "Property" shall mean the Building, the Building Garage, if any, all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

III.  Adjustment of Commencement Date/Possession.

      A. Promptly after the determination of the Commencement Date by Landlord, Landlord shall prepare a letter agreement (the "Commencement Letter") setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within (5) days after receipt thereof from

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            Landlord, shall execute the Commencement Letter and return the same
            To Landlord.

      B.    By taking possession of the Premises, Tenant is deemed to have:

            1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof; and

            2. agreed that Landlord has no obligation to clean, decorate, alter, remodel, improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease.

      D. If Tenant takes possession of the Premises prior to the Commencement Date for any reason whatsoever such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date.

IV. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Landlord hereby represents that so long as Tenant complies with all of this Lease, the use of the Premises for the Permitted Use will not result in an increase in the cost of insurance coverage for which Tenant will be responsible (other than through inclusion in Basic Costs). Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord form time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Landlord shall make reasonable efforts to enforce all such rules and regulations in a non-discriminatory and uniform manner. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof. Anything in this section to the contrary notwithstanding, Landlord, not Tenant, shall be responsible for complying with any laws, ordinances, orders, rules and regulations which are imposed on the Building generally and which would have to be complied with by Landlord whether Tenant or any other tenants were then in possession of the Premises. Landlord, to the best of its knowledge, represents that, as of the date Landlord provides Tenant with possession of the Premises for the purpose of performing the Initial Alterations, the Premises shall be in compliance with all applicable laws, ordinances orders, rules and regulations with respect to the Premises, including, without limitation, all Environmental Laws. Notwithstanding anything contained herein or in the Addendum to this Lease, Landlord shall be responsible for the cost of correcting any such violations that exist in the Premises on the date Tenant is provided with possession of the Premises. In addition, Landlord shall be responsible for complying with Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for or obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extend permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all repairs, additions, alterations or improvements necessary to comply with notice of violation.

V.    Rent

      A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof and the full amount of all parking charges, if any, due in accordance with this Lease (the "Additional Base Rental") and all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent." Except as otherwise provided herein, the Base Rental and Additional Base Rental for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No

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            render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth above.

      C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of such security personnel, services, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury or property damage in, on or around the Property.

VIII. Leasehold Improvements.

      A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and incorporated herein, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent.

      B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personalty of Tenant ("Tenant's Property") shall be owned and insured by Tenant. Landlord may, nonetheless, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables on or before the expiration or earlier termination of this Lease and repair any damage caused by such removal. If Tenant fails to remove the Required Removables after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs". Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement (including initial alteration plans) that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault or stairway installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

IX. Graphics. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent not to be unreasonably withheld or delayed.

X.    Repairs and Alterations by Tenant

      A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair. Such repairs shall restore the Premises to as good a condition as it was in prior to such damage and shall be effected in compliance with the reasonable directions of Landlord. If Tenant fails to make such repairs to the Premises promptly, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent.

      B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any vending machines, safes or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld or delayed, in each such instance. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than Five Thousand and 00/100 Dollars ($5,000.00), 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, 3) is not visible from the exterior of the Premises or Building, and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of the
            Section X.B. Prior to commencing any such work, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in accordance with section XVI.B. hereof; and indemnification in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be installed in a good workmanlike manner using new materials. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act: Except for Tenants initial installation Tenant shall reimburse Landlord upon demand as additional Rent for all sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invitees. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations.


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XI.   Use of Electrical and HVAC Services by Tenant.

      A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as additional Rent the current charge for electricity is $1.53/SF and is subject to utility rate increases. Tenant's use of electrical and heating, ventilating and air conditioning ("HVAC") services furnished by Landlord shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building. In the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects, including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law) installation and maintenance thereof shall be paid for by the Tenant as additional Rent. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable judgment, deems to be appropriate.

      B. If Landlord generates or distributes electric current for the Building, Tenant shall obtain all current from Landlord and pay as additional Rent Landlord's charges therefor, provided, however, that if the cost of providing electricity is not included Base Rental or Basic Costs, the charges to Tenant shall not exceed the rate that would be charged Tenant if billed directly by the local utility for the same services. Landlord may cease to furnish electricity upon thirty (30) days prior written notice, provided within the thirty
            (30) days Landlord connects with another source of electric supply.

XII. Entry by Landlord. Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgages, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XIII. Assignment and Subletting.

      A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to any proposed assignment or subletting. Notwithstanding anything to the contrary contained herein or in Section XIII.D., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under his Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed transferee shall have a net worth which is at least equal to Tenant's net worth at the date of the Transfer; (iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least twenty
            (20) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) whose voting stock is owned by Tenant. Landlord's consent shall not be considered unreasonably withheld if (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants, (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building, (3) the proposed use is different than the Permitted Use, (4) the proposed transferee is a government agency or occupant of the Building, or (5) Tenant is in default and such default is not cured within the applicable grace period provided in this Lease.

            Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly offer or advertise the Lease for Transfer in any media for a price not lower than the Landlord's asking price for available space in the building. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action, and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

      B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least thirty (30) days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence reasonably satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of Section XIII.A. above, Landlord may, during said 30 period (1) consent to or refuse to consent to such Transfer in writing, (2) negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days notice, or (3) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days notice. In the event Landlord consents to any such

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            Transfer, the Transfer shall be in a form approved by Landlord, and
            Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be Seven Hundred Fifty Dollars ($750.00). Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease pursuant to 2 or 3 above if the proposed transferee is a wholly owned corporation or controlled subsidiary of Tenant or a successor to Tenant by purchase, merger, consolidation or reorganization. In addition, Landlord shall not have the right to terminate this Lease pursuant to 2 or 3 above unless Tenant proposes to assign this Lease or sublet the entire Premises for substantially the balance of the then remaining Lease Term.

      C. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In determining excess rent in connection with an assignment or subletting, Tenant may, on an amortized basis, deduct the following expenditures resulting from such subletting or assignment:
            (1) brokerage and marketing fees; (2) legal fees; (3) construction costs and (4) financial concessions granted in such sublease or assignment. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord. Notwithstanding the foregoing, Landlord shall not be entitled to share in any excess Rent received by Tenant in connection with a merger, consolidation or reorganization of Tenant's business.

      D. If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty per cent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. Notwithstanding the foregoing, any change in control resulting from a transfer of stock among shareholders or immediate family members existing as of the date of this Lease shall not require Landlord's prior consent, provided Landlord shall be notified of such change in control thirty (30) days following the effective date of such change in control. In no event shall may Transfer release or relieve Tenant from any of its obligations under this Lease.

      E.    Any Transfer consented to by Landlord in accordance with this
            Article XIII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV. Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ten (10) days of notice of the filing of said lien, either discharge or bond over such lien to satisfaction of Landlord and Landlord's Mortgage (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as additional Rent. Notwithstanding the foregoing, if it is not reasonably possible to bond over a lien placed on property in Stamford, Connecticut within the ten (10) day period provided above, Tenant shall have such longer period of time as is reasonably necessary to secure such bond, provided that Tenant commences the necessary proceedings within five
      (5) days after Tenant receives notice of the filing of such lien. If Landlord is notified that it is in default of its Mortgage due to a lien filed against the Building or Premises in connection with work performed by or on behalf of Tenant and Tenant, within three (3) days after notice from Landlord does not discharge or bond over such lien, Landlord shall have the option to bond over such lien on Tenant's behalf and at Tenant's sole cost and expense.

XV.   Indemnity and Waiver of Claims.

      A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of Landlord and/or its agents, employees or contractors, and subject to the provisions of Article XVII hereof, Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects and attorneys fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

      B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair, (2) wind or weather, (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes, (4) broken glass, (5) the backing up of any sewer pipe or downspout, (6) the bursting, leaking or running of any tank, water closet, drain or other pipe, (7) the escape of steam or water, (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building, (9) the falling of any fixture, plaster, tile or other material, (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work, or (11) any other cause of any nature except, as to items (1)-(9), where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

XVI.  Tenant's Insurance.

      A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

            1. Commercial General Liability Insurance with a Broad Form General Liability Endoresement applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000).

            2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

            3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000) per occurrence.

            4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

      B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation insurance as required by the jurisdiction in which the building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

      C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease ( all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to the Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. All policies evidencing Tenant's Insurance (except for Workers Compensation) shall specify Tenant and the "owner[s] of the Building and its (or their) respective principals, beneficiaries, partners, officers, directors, employees, agents, and mortgagee[s]" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of all premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

      D. Tenant shall not do or fail to do anything in, upon or about the Premises which will (1) violate the terms of any of Landlord's insurance policies, (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees, or (3) result in an increase in the rate of any insurance on the Premises, the Building, ant other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII. Subrogation. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action, or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to
      Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

XVIII.Landlord's Insurance. Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine
      (9) months but neither party terminates this Lease pursuant to this
      Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays cause by Tenant, and (ii) any delays caused by events of Force Majeure. If neither Landlord nor Tenant elects to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent the Premises are untenantable. Notwithstanding anything contained herein to the contrary, in the event a casualty to fifty percent (50%) or more of the Premises results in Tenant being unable to operate its business in the entire Premises (and Tenant actually ceases to operate its business in the entire Premises) and provided that the casualty is not caused by or attributable to Tenant, its agents, assignees, concessionaires, employees, contractors, or invitees, Base Rental and Additional Base Rental for the entire Premises shall abate during the period of untenantability pursuant to the terms hereof. Notwithstanding the foregoing, Landlord shall have the right to perform any work necessary, such as the erection of demising walls and construction of alternate exits and entrances, to allow Tenant to operate its business in that portion of the Premises not damaged or destroyed. If Landlord performs such work and Tenant is reasonably able to operate its business in the portion of the Premises not damaged or destroyed, Rent for such space shall cease to abate on the date that such work by Landlord is substantially complete. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or contractors, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XXI.  Condemnation. If (1) the whole or any substantial part of the Premises or
      (2) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant which Tenant specifically reserves to itself.

XXII. Events of Default. The following shall be deemed to be events of default under this Lease:

      A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental, or other Rent under this Lease, and such failure shall continue for ten (10) days after delivery of notice to Tenant, (hereinafter sometimes referred to as a "Monetary Default.")

      B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision, or covenant of this Lease, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, (or such longer period of time as may be reasonably necessary to cure (not to exceed 60 days), provided that Tenant commences to cure such default within fifteen
            (15) days after notice from Landlord and, from time to time upon request of Landlord, furnishes Landlord with evidence that demonstrates, in Landlord's reasonable judgment, that Tenant is diligently pursuing a course that will remedy such failure) provided that if any such failure creates a hazardous condition, such failure must be cured immediately.

      C. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due.

      D. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
            (60) days after the filing thereof.

      E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or for any of Tenant's property located thereon in any proceeding brought by Tenant or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

      F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

      G. Tenant shall abandon or vacate any substantial portion of the Premises without the prior written permission of Landlord.

      H.    (omitted)

      I. The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant.

      J. Tenant shall be in default beyond any notice and cure period under any other lease with Landlord.

XXIII. Remedies

      A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing):

            1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upont and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises in preference to any other space in the Building or to relet the Premises to any party Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

            2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent, and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

            3. Enter upon the Premises by force if necessary without having any civil or criminal liablility therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to (a) the Maximum Rate, or (b) the Prime Rate plus five percent (5%), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

            4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, ro recover any actual incidental, consequential, punitive, statutory or other damages or award of attorneys fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

            5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, and
                  (b) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the lease Term discounted to present value at the prime rate then in effect, minus (ii) the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted , after deducting all anticipated Costs of Reletting, subject only to manifest error.

      B. For purposes of this Lease, the term "Costs of Reletting" shall mean all reasonable costs and expense incurred by Landlord in connection with the reletting of the Premises, including without limitation, Rent loss by Landlord in connection with the reletting of the Premises, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a enw tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the coast of removing and storing any property located on the premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

      C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

      D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provision of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

      E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. LANDLORD REPRESENTS THAT IT HOLDS FEE SIMPLE TITLE TO THE BUILDING. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE PROPERTIES INC., IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES, OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

XXV. No Waiver. Failure of Landlord or Tenant to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel, but Landlord or Tenant, as the case may be, shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord or Tenant to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not contitute an acceptance or surrender of the Premises.

XXVI. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

      A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

            1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

            2. the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

            3. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental.

      B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three (3) times the then-current Base Rental payable hereunder.

      C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

      D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b) (6) of the Bankruptcy Code. Landlord shall be entitled to 50% of any profits if any in accordance with the provisions of Section XIIC hereof.

      E. If Tenant assumes this Lease and proposes to assign the same pursuant to the provision s of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (1) the name and address of such person or entity, (2)all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

      G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(3) (2) of the Bankruptcy Code.

XXVII. Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs al of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XXVIII. Relocation No sooner than twenty-four(24) months after the Commencement
      Day, Landlord, at its expense, shall be entitled to cause Tenant to relocate from the Premises to comparable space containing approximately the same Rentable Area as the Premises (the "Relocation Space") within the building or adjacent buildings within the same project at any time upon one hundred twenty (120) days prior written notice to Tenant. For the purposes hereof comparable Premises shall mean having the same or better quality finishes and installation of the Premises. In addition, in order for the Relocation Space to be considered comparable to the Premises, Landlord must provide Tenant with expansion rights that are comparable to the expansion rights, if any, that are in effect on the day Landlord provides Tenant with a notice of relocation. Such a relocation shall not affect this Lease except that from and after the date of such relocation in the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on per square foot of Rentable Area basis, provided that the Base Rental and Additional Base Rental for the Relocation Space shall in no event exceed the Base Rental and Additional Base Rental for the Premises. Landlord agrees to reimburse Tenant (or, at Tenant's option to pay Tenant's contractors Directly) for all reasonable costs actually incurred in connection with the Relocation, including the cost of reprinting existing stationary and business cards, moving , telephones, graphics, moving and installation of computers, and similar items of expense. Notwithstanding anything herein to the contrary in no event shall the Relocation Space contain less square footage than the Premises. Tenant shall not be required to move into the Relocation Space prior to the date the Relocation Space is ready for occupancy.

XXIX Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Base

      Rental and Additional Base Rental due of the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant ot Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term of prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless (1) Landlord, after the expiration of this Lease, notifies Tenant that it has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and (2) Tenant fails to vacate the Premises within thirty
      (30) days after the alter of the (I) the date of Landlord's notice or (ii) the expiration of this Lease Term.

XXX. Subordination to Mortgages. Tenant accepts this lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this lease or attorning to the holder of any such Mortgage as Landlord may request. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from landlord's then current mortgagee on such mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagees form of nondisturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who , at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Article promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in landlord and is accordingly irrevocable. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in faull force and effect as so modified), stating the dates to which Rent and other charges payable under this lease have been paid, stating that landlord is not in default hereunder (or if Tenant a default stating the nature of such alleged default) and further stating such other matter as Landlord shall reasonably require.

XXXI. Attorneys Fees. In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

XXXII. Notice. Whenever any demand, request, approval, consent or notice
      ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I .A. 6 of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permited by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory owned by Tenant, (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceedsof any insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten
      (10) days notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement and a copy of photographic or other reproduction of this Paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family, or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this paragraph without the prior written consent of Landlord. Notwithstanding the foregoing, provided Tenant is not in default hereunder, Landlord agrees to subordinate its security interest as described in this Article XXXIII to Tenant's lenders, ("Lender") if any requiring a priority position under the following circumstances:

      (a) Lender is financing Tenant's purchase of the equipment or inventory in which Landlord is subordinating its interest (the "Equipment");

      (b) Tenant shall furnish Landlord with a complete schedule of the Equipment financed pursuant to the terms hereof, which schedule shall be updated in the event of any changes;

      (c) Tenant shall be prohibited from financing any non-moveable fixture or permanent improvement in the event of any changes;

      (d) Tenant shall cause any and all Lenders to give Landlord notice of the date for the removal of Tenant's Equipment;

      (e) no public or private sale by an Lender shall be held on the premises; and

      (f) Lender can enter the Premises for purpose of removal of Equipment only if:

            (1)   permitted by the agreement between Lender and Tenant; and

            (2) Lender agrees to restore or repair all damage to the Premises caused by such removal; and

            (3) Lender gives Landlord notice in the event that any of Tenant's moveable trade fixtures or Equipment are removed from the Premises; and

            (4) Lender indemnifies Landlord for any claim, liability or expense (including reasonable attorney's fees arising out of or in connection with Lender's removal of the Equipment and activities upon the Premises.

      (g) Landlord's subordination shall not be effective unless and until a separate agreement is entered into between Lender and Landlord respecting the foregoing items.

      The statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

XXXIV. Excepted Rights This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all right to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time (A) to change the Building's name or street address, (B) to install, fix, and maintain signs on the exterior and interior of the Building, (C) to designate and approve window coverings,
     (D) subject to the terms of Article XII hereof, to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety protection preservation or improvement of the Building, or as Landlord may be required to do by law, (E) subject to the terms of Article XII hereof, to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease, (F) to retain at all times and to use pass-keys to all locks within and into the Premises,
     (G) to approve the weight, size, or location of heavy equipment, articles in and about the Premises, (H) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all items under such regulations as landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building, (I) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building, and (J) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Arciel XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights sets forth therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV. Surrender of Premises At the expiration or earlier termination of this Lease or Tenants' right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenants' right to possession hereunder, such Tenant's Property, or any portion thereof designated by Landlord, shall at Landlord's option, and without notice to Tenant, (A) be conclusively presumed to have been abandoned by Tenant and title to such items shall pass to Landlord, and/or (B) be removed and/or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord.

XXXVI. Miscellaneous.

      A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

      C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

      D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials and war. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

      E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon transfer Landlord shall be released form any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

      F. Tenant hereby represents to Landlord that it has dealt directly with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connections with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord shall be responsible for paying a commission to the Broker in accordance with the terms of a separate agreement entered into between the Landlord and the Broker.

      G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

      H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant, (2) that this Lease is binding upon Tenant, (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located, (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto, and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board or directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

      I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord upon ten (10) days prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive two (2) year period during the Lease Term unless Landlord reasonably believes that there has been a materially adverse change in Tenant's financial position since the last financial statement provided to Landlord.

      J. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

      K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

      L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

      M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

      N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and Tenant and this Lease has been approved by Landlord's Mortgagees, if required.

XXXVII. Entire Agreement. This Lease Agreement, including the following
        Exhibits:

      Exhibit A   - Outline and Location of Premises

      Exhibit B-1 - Schedule of Base Rental

      Exhibit B-2 - Payment of Basic Costs

      Exhibit C   - Work Letter Agreement (if required)

      Exhibit D   - Rules and Regulations

      Exhibit E   - Additional Terms

      Addendum    - Addendum

      ---------   -

      ---------   -

      constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILTIY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

ATTEST:                                    LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP

                                           BY: Equity Office Properties, Inc.
                                           as agent

___________________________                  By:________________________________
Name (print):                                Name:______________________________
___________________________                  Title:_____________________________

Name (print):________________


ATTEST:                                    TENANT: GKN Securities Corp.

_________________________                    By: /s/ Carl Goodman
                                                --------------------------------

Name (print)______________                  Name: Carl Goodman
                                                 -------------------------------
________________________                    Title: Chief Financial Officer
                                                  ------------------------------
Name (print)_____________

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

      This Exhibit is attached to and made a part of the Lease dated __________, 199_ by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent Equity Office Properties, Inc. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT.

Floor diagram of the 16th floor.





                                           Landlord: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP

ATTEST:                                      BY: EQUITY OFFICE PROPERTIES,
                                             INC., as agent

________________________________           By:__________________________________

Name (print):_____________________         Name:________________________________

________________________________           Title:_______________________________

Name (print):_____________________



ATTEST:                                    TENANT:

________________________________           GKN Securities Corp.

Name (print):_____________________         By: /s/ Carl Goodman
                                              ----------------------------------

________________________________           Name: Carl Goodman
                                                --------------------------------

Name (print):_____________________         Title: Chief Financial Officer
                                                  ------------------------------

                                   EXHIBIT B-1

                             SCHEDULE OF BASE RENTAL

     This Exhibit is attached to and made a part of the Lease dated __________, 199_ by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent Equity Office Properties, Inc. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT.

     A. Tenant shall pay Landlord the sum of One Million Two Hundred Seventy One Thousand Three Hundred Thirty Seven 50/100 Dollars ($1,271,337.50) as Base Rental for the Lease Term in monthly installments as follows (except to the extent such schedule is adjusted as provided below):

          1. 12 equal monthly installments of $8,475.58 each payable on or before the first day of each month during the period beginning June 1, 1994 and ending May 31, 1995.

          2. 12 equal monthly installments of $8,921.67 each payable on or before the first day of each month during the period beginning June 1, 1995 and ending May 31, 1996.

          3. 12 equal monthly installments of $9,367.75 each payable on or before the first day of each month during the period beginning June 1, 1996 and ending May 31, 1997.

          4. 12 equal monthly installments of $9,813.83 each payable on or before the first day of each month during the period beginning June 1, 1997 and ending May 31, 1998.

          5. 12 equal monthly installments of $9,813.83 each payable on or before the first day of each month during the period beginning June 1, 1998 and ending May 31, 1999.

          6. 12 equal monthly installments of $10,259.92 each payable on or before the first day of each month during the period beginning June 1, 1999 and ending May 31, 2000.

          7. 12 equal monthly installments of $10,706.00 each payable on or before the first day of each month during the period beginning June 1, 2000 and ending May 31, 2001.

          8. 12 equal monthly installments of $10,706.00 each payable on or before the first day of each month during the period beginning June 1, 2001 and ending May 31, 2002.

          9. 12 equal monthly installments of $11,152.08 each payable on or before the first day of each month during the period beginning June 1, 2002 and ending May 31, 2003.

          10. 12 equal monthly installments of $11,152.08 each payable on or before the first day of each month during the period beginning June 1, 2003 and ending May 31, 2004.

          11. 6 equal monthly installments of $11,152.08 each payable on or before the first day of each month during the period beginning June 1, 2004 and ending November 30, 2004.

     B. Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord. In the event that the Base Rental rate adjusts (up or down) on any day other than the first day of the month, Base Rental for the month on which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rental rate is applicable.

          For example, by way of illustration only, assume that tenant is required to pay base rental pursuant to the following schedule based on a lease term of two years and a target commencement date of January 1, 1992: 1. 12 equal installments of $100.00 each payable on or before the first day of each month during the period beginning January 1, 1992 and ending December 31, 1992; and

          2. 12 equal installments of $200.00 each payable on or before the first day of each month during the period beginning January 1, 1993 and ending December 31, 1993.

          If the actual commencement date is determined to be January 15, 1992, the base rental schedule shall be adjusted as follows:

          1. 1 partial monthly installment of $54.91 ($3.23 (per day) X 17 (# of days)) payable on or

               January 31, 1992; and

          2. 11 equal monthly installments of $100.00 each payable on or before the first day of each month during the period beginning February 1, 1992 and ending December 31, 1992; and

          3.   1 monthly installment of $154.87 ([$3.23 X 14] + [$6.45 X 17])
               payable on or before January 1, 1993 with respect to the period beginning January 1, 1993 and ending January 31, 1993; and

          4. 11 equal installments of $200.00 each payable on or before the first day of each month during the period beginning February 1, 1993 and ending December 31, 1993; and

          5. 1 partial monthly installment of $90.30 ($6.45 X 14) payable on or before January 1, 1994 with respect to the period beginning January 1, 1994 and ending January 14, 1994, provided if Landlord elected to extend the Lease Term for an additional 17 days so that the Termination Date fell on January 31, 1994, Tenant shall pay Landlord a monthly installment of $200.00 for the period beginning January 1, 1994 and ending January 31, 1994.

     C. All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                           LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP
                                              BY: EQUITY OFFICE PROPERTIES,
                                              INC., as agent

__________________________________            By:_______________________________

Name (print):_____________________            Name:_____________________________

__________________________________            Title:____________________________

Name (print):_____________________

ATTEST:                                       TENANT:

__________________________________            GKN Securities Corp.

Name (print):_____________________            By: /s/ Carl Goodman
                                                  ------------------------------

__________________________________            Name: Carl Goodman
                                                   -----------------------------


Name (print):_____________________            Title: Chief Financial Officer
                                                     ---------------------------

                                   EXHIBIT B-2

                             PAYMENT OF BASIC COSTS

     This Exhibit is attached to and made a part of the Lease dated ____________, ________by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent Equity Office Properties, Inc. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT 06901.

     BASIC COST ADJUSTMENT. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of the amount, if any, by which Basic Costs (as defined below) for the applicable calendar year exceed the Basic Costs for the Base Year (the "Excess"). For purposes hereof, the "Base Year" shall mean the calendar year 1994. Prior to January 1, 1995 and prior to each subsequent calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. Commencing as of 01/01/95, on or before the first day of each month during each calendar year, Tenant shall pay Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous years estimate of the Excess. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the month immediately following the furnishing of such estimate, provided if such overpayment cannot be fully applied within two (2) calendar months, such overpayment shall be applied to both Base Rental and Additional Base Rental. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basic Costs are determined for such calendar year.

     A. Basic Costs Reconciliation. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If for any calendar year the Additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Additional Base Rental due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease. Notwithstanding the foregoing, if Landlord fails to provide Tenant with a final statement of Basic Costs within twenty four
     (24) months after the Termination Date (or such later date that Tenant actually vacates the Premises) and such failure continues for thirty (30) days after written notice from Tenant requesting that Landlord provide it with such final statement, Tenant shall be released from any obligation to pay Landlord for any statement, Tenant shall be released from any obligation to pay Landlord for any underpayment of Basic Costs with respect to the final calendar year of the Lease Term.

     B. Basic Costs Defined. Basic Costs shall mean all direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owing the Building and the Property (inclusive of the Exterior Common Areas), including, without limitation, the following:

          (i) All labor costs for all persons performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, uniforms, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses incurred under the provisions of any collective bargaining agreement.

          (ii) All management fees, the cost of maintaining a management office at the Building, and all fees for legal accounting services relating to the Building and the Property, except as set forth herein.

          (iii) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          (iv) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems.

          (v) All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

          (vi) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which tenants are individually responsible.

          (vii) Taxes, including (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, (v) all sales, use or other tax, excluding state and/or federal income tax, now or hereafter imposed by any governmental authority upon Rent received by Landlord, (vi) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vii) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. Notwithstanding the foregoing, if Landlord seeks a reduction of Taxes on a contingency fee basis, any contingency fee paid by Landlord shall be offset against the reduction in Taxes realized by Landlord.

          (viii) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property, if any.

          (ix) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and any parking equipment.

          (x) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

          (xi) The amortized cost of capital improvements made to the Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building or which are required to comply with any laws, rules or regulation of any governmental authority, the cost of such items to be amortized over a period of at least five (5) years. Such amortization shall be in accordance with generally accepted accounting principles and shall include interest at the greater of (i) 10%, or (ii) three (3) percent over prime.

     C. "Exterior Common Areas" shall mean those areas of the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, plaza, roads, sidewalks and landscapes.

     D. Exclusions From Basic Costs. Basic Costs shall not include the cost of capital improvements or equipment (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord.

          1) Repairs or other work occasioned by (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs), or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord);

          2) Leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants;

          3) Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants;

          4) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant or other space available for Tenants.

          5) Overhead, profit increment, and management fees paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

          6) All items (including repairs) and services for which Tenant or other tenants pay directly to third parties or for which Tenant or other tenants reimburse Landlord ( other than through Basic Costs);

          7) Advertising and promotional expenditures;

          8) Costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the building or Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges;

          9) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless such failure is due to Landlord's good faith and reasonable efforts in contesting the amount of such payments;

          10) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Landlord's general corporate overhead and general administrative expenses;

          11) Any penalties, or liquidated damages that Landlord pays to third parties or Tenant under this Lease or to any other tenants in the Development under their respective leases;

          12) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations).

          13) Ground rents or rentals payable by Landlord pursuant to any over-lease;

          14) Franchise, capital gains, or income taxes imposed upon Landlord;

          15) Costs for which Landlord is actually compensated by insurance proceeds;

          16) executive salaries above the level of building manager;

          17) costs incurred for the purchase of works of art such as paintings and statues; and

          18) damages imposed upon and paid by Landlord for adjudicated or admitted liability

     E. Occupancy. Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied during any calendar year of the Lease Term including the Base Year, actual Basic Costs for purposes of this Exhibit B-2 shall be determined as if the Building had been fully occupied during such year.

     F. Audit Rights. Tenant at its sole cost and expense, shall have the right, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such year. Landlord, within thirty (30) days after receipt of the Review Notice, shall, make such books and records available to Tenant or Tenant's agent for its review at the office Building. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved such statement in all respects. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs are less than reported, Landlord shall provide Tenant with a credit against future Additional Base Rental in the amount of such overpayment. Provided if such overpayment cannot be fully applied within two (2) calendar months, such overpayment shall be applied to both Base Rental and Additional Base Rental, Like wise, if Landlord and Tenant determine that Basic Costs are greater than reported, Tenant shall forthwith pay the amount of such underpayment to Landlord. In addition, if Landlord and Tenant determine that Basic Costs were less than stated by more than ten percent (10%) then Landlord shall pay the reasonable cost of such review by Tenant. Any information obtained by Tenant pursuant to the provisions of the Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to said examination and/or dispute.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                     LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                     LIMITED PARTNERSHIP

ATTEST:                              BY:EQUITY OFFICE PROPERTIES, INC., as agent

______________________________          By:_____________________________________

Name (print):_________________          Name:___________________________________

______________________________          Title:__________________________________

Name (print):_________________

ATTEST:                                 TENANT: GKN Securities Corp.

________________________________        By: /s/ Carl Goodman
                                            ------------------------------------

Name (print):_____________________      Name: Carl Goodman
                                              ----------------------------------

________________________________        Title: Chief Financial Officer
                                               ---------------------------------

Name (print):_____________________

                                    EXHIBIT C

                               TENANT IMPROVEMENTS

     This Exhibit is attached to and made a part of the Lease dated ____________, 199_ by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent Equity Office Properties, Inc. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT.

     Initial Alterations. Tenant, upon the full and final execution and delivery of this Lease, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article X.B of this Lease, including, without limitation, approval by Landlord, which approval shall not be unreasonably withheld or delayed, of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord agrees to contribute the (the "Work Allowance") an amount not to exceed One Hundred Eighty Two Thousand Two and 00/100 Dollars ($182,002.00), (Thirty Four and 00/100 ($34.00) per
rentable square foot of the Premises toward the cost of performing Initial Alterations in the Premises, including, without limitation, the cost of labor, materials, space planning, design and related architectural and engineering services and the cost of preparing mechanical, electrical and plumbing plans for the Initial Alterations. The Work Allowance shall be paid as follows: During construction of the Initial Alterations, upon receipt by Landlord of necessary waivers of liens from the general contractor and the subcontractors retained by the Tenant, percentage completion certificates from Tenant, the general contractor and Tenant's architect, a sworn contractor's affidavit from the general contractor and request to disburse from Tenant containing an approval by Tenant of the work done, Landlord shall disburse the Work Allowance funds within thirty (30) days of receipt of the documentation provided above, subject to ten percent (10%) retention, to the order of the general contractor or, at Landlord's election, to the joint order of the general contractor and all included subcontractors; provided that Landlord shall not be obligated to disburse any portion of the Work Allowance during the continuance of an uncured monetary or material non-monetary default under this Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. Upon substantial completion of the Initial Alterations, and prior to final disbursement of the Work Allowance, Tenant shall furnish Landlord with: a) general contractor and architectural completion affidavits, b) full and final waivers of lien conditioned only upon receipts of payment, c) within fifteen
(15) days after payment of receipted bills covering all labor and materials expended and used, d) as-built plans of the Initial Alterations, including architectural, electrical, mechanical and plumbing and e) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable codes and ordinances. In the event the cost of the Initial Alterations is less than the Work Allowance, such unused Work Allowance shall accrue to the sole benefit of Landlord. Landlord shall have the right to supervise the Initial Alterations with a construction manager selected by Landlord, provided that such supervision shall be at no cost to Tenant and, provided further, that Landlord will not unreasonably interfere with or unreasonably delay Tenant's construction of the Initial Alterations. Subject to the Terms of this paragraph Landlord approves Shankle Construction as Tenant's General Contractor.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Addendum to the Lease as of the date first set forth above.

                                           LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP

ATTEST:                                    BY: EQUITY OFFICE PROPERTIES,
                                               INC., as agent

__________________________________             By:______________________________

Name (print):_____________________             Name:____________________________

__________________________________             Title:___________________________

Name (print):_____________________

ATTEST:                                    TENANT: GKN Securities Corp.

__________________________________

Name (print):_____________________             By: /s/ Carl Goodman
                                                   -----------------------------

__________________________________             Name: Carl Goodman
                                                     ---------------------------

Name (print):_____________________             Title: Chief Financial Officer

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

     This Exhibit is attached to and made a part of the Lease dated ____________, ________ by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent Equity Office Properties, Inc. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT.

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other any ingress and egress to and form the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas,. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances form misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord which approval shall not unreasonably withheld or delayed. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

     4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing. Tenant shall be entitled to five (5) lines on the main building directory.

     5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

     6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractors' representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in wring a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

     9.   Corridor doors, when not in use, shall be kept closed.

     10. Tenant shall not (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them, (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional material or other advertising, or (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

     11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

     12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions or 42 U.S.C ss. 9601 et seq. Or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

     13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping of for any illegal purpose.

     14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any or of the Landlord Related parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

     15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services, provided that Tenant shall not be obligated to pay more for its participation in such termite and pest extermination services than the prevailing competitive rates charged by reputable independent termite and pest control exterminators for the same service on a direct and individual basis.

     16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation the use of any electronic or gas heating devices, without Landlord's prior written consent.

     17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machine or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

     18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

     19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

     20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in the Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with rights of other tenants in the Building.

     22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

     23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

     24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

     25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practices.

     26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                           LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP

ATTEST:                                    BY: EQUITY OFFICE PROPERTIES,
                                               INC., as agent

__________________________________             By:______________________________

Name (print):_____________________          Name:_______________________________

__________________________________          Title:______________________________

Name (print):_____________________



ATTEST:                                     TENANT: GKN Securities Corp.


__________________________________             By: /s/ Carl Goodman
                                                  ------------------------------

Name (print):_____________________             Name: Carl Goodman
                                                     ---------------------------

__________________________________             Title: Chief Financial Officer
                                                      --------------------------

Name (print):_____________________

                                    EXHIBIT E

                                ADDITIONAL TERMS

This Exhibit is attached to and made a part of the Lease dated ____________, ________by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, ("Landlord") by its agent EQUITY OFFICE PROPERTIES, INC. and GKN Securities Corp. ("Tenant") for space in the Building located at Two Stamford Plaza, Stamford, CT.

1. PARKING

Tenant shall, at no additional cost, have the non-exclusive right to use the parking garages located adjacent to and below the Building. Tenant shall receive twenty five (25) parking cards from Landlord for parking in said garage. Tenant must provide the name and registration of vehicle for each person in its employ who will have the right to use said parking cards. Use of the parking cards is subject to all rules and regulations applicable to users of the garage regarding the use of parking cards and the parking garage. Subject to availability, Tenant shall have the right to purchase additional parking cards at the monthly rate charged to tenants.

2. RENEWAL OPTION

A. Tenant, provided it is not in default after notice and expiration of any applicable grace period and has not sublet the Premises or assigned this Lease, shall have the right to extend the Lease Term for one additional period of Five
(5) years commencing December 1, 2004 and ending November 30, 2009 (the "Renewal Term"). Such Renewal Option shall be exercised by providing written notice to Landlord on or before March 1, 2004.

B. The Basic Rental rate per rentable square foot for the Premises during the Renewal Term shall equal ninety five percent (95%) of the then prevailing market rate for such space as determined in Landlord's reasonable judgment. Within thirty (30) days after receipt of Tenant's initial renewal notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term, which rate shall reflect the Prevailing Market rate for the Premises. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Renewal Term, shall either (i give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination of the Prevailing Market rate, provide Landlord with written notice of rejection ("the Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen
(15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rental rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rental rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant's Renewal Option shall be null and void and of no force and effect.

C. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare and amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. Tenant shall execute and return such Renewal Amendment to Landlord within fifteen (15) days after Tenant's receipt thereof from Landlord.

D. For the purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rate per rentable square foot under renewal leases and amendments for space comparable to the Premises in the Building and office buildings comparable to the Building in the Stamford central business district, taking into account any rent abatement, construction costs, [ILLEGIBLE] and other related concessions and the effect that such concessions have upon the rental rate.

3.  BASE RENT ABATEMENT

Notwithstanding Article V and Exhibit B-1 of the Lease to the contrary, as long as Tenant is not in default, Tenant shall be entitled to abatement of Base Rental in the amount of Fifty Thousand Eight Hundred Fifty Three and 48/100 dollars ($50,853.48) to be credited against the Base Rental due for the first Six (6) months of the lease term, ("Abated Base Rental"). In the event Tenant defaults at any time during the Lease Term after notice of default is given to Tenant and Tenant's cure period has expired, all abated Base Rental shall immediately become due and payable. The payment by Tenant of the abated Base Rental in the event of a default shall not limit or affect any of the Landlord's other rights, pursuant to this Lease or at law or in equity. The Abated Base Rental shall be credited against Base Rental for the months provided above only and all Additional Base Rental and other costs and charges specified in this Lease for any month for which Tenant receives a credit against Base Rental shall remain as due and payable pursuant to the provisions of this Lease.

4.RIGHT OF FIRST OFFER

     A. During the period commencing on the Execution of this Lease and, subject to earlier termination pursuant to paragraphs E and F below, ending on April 31, 2004 (the "ROFO Termination Date"), Tenant shall have the right of first offer (the "ROFO") with respect to the 5,000 square feet on the 15th floor of the Building shown cross-hatched on the demising plan attached hereto as attachment #1 (the "Offering Space"), which Right of First Offer shall be exercised as follows: when Landlord has a prospective tenant ("Prospect") interested in leasing all or any portion of the Offering Space, Landlord shall advise Tenant, in writing (the "Advice"), of the terms under which Landlord is prepared to lease the Offering Space (or applicable portion thereof) to such Prospect and Tenant may lease such Offering Space (or any applicable portion thereof), delivering written notice of exercise to Landlord ("Notice of Exercise") within ten (10) days after Tenant's receipt of the Advice, In the event the lease term set forth in the Advice would expire prior to the Termination Date of this Lease, Tenant shall have the right to lease such Offering Space for the remainder of the Lease Term under the terms set forth in the Advice, provided that the rent payable by Tenant with respect to the period beginning on the day following the expiration date set forth in the Advice and ending on the Termination Date of this Lease shall equal the Prevailing Market Rate determined by Landlord in its reasonable judgement. Notwithstanding anything herein to the contrary, Tenant shall have no such ROFO and Landlord need not provide Tenant with an Advice, if:

          1. Tenant is in default under the Lease after notice of default is given to Tenant and Tenant's cure period has expired, at the time Landlord would otherwise deliver the Advice; or

          2. the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

          3. the Lease has been assigned (except in connection with a merger or consolidation by Tenant) at the time Landlord would otherwise deliver the Advice; or

          4. Tenant is not an occupant of the Building after the Commencement Date under this Lease at the time Landlord would otherwise deliver the Advice; or

          5. the Offering Space is not intended, at the time the Notice of Exercise is given for the exclusive use of Tenant during the Lease Term; or

          6. the Prospect is interest in leasing 20,000 rentable square feet in the Building in addition to the Offering Space; or

          7. the Prospect is a tenant in the Offering Space that is interested in extending its lease.

     B. The ROFO shall be deemed exercised upon Landlord's receipt of the Notice of Exercise executed by Tenant within the time period stated in paragraph A above. If Tenant exercises the ROFO, Tenant shall execute and deliver the Offering Amendment (hereinafter defined) to Landlord within ten (10) days of the submission of such Offering Amendment by Landlord to Tenant.

     C. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.

     D. 1. If Tenant exercises its ROFO, Landlord shall prepare and amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

          2. The term for the Offering Space shall commence upon the commencement date as stated in the Offering Amendment and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including, without limitation, the expiration date set forth in the Advice for the length of Tenants term or longer) shall govern Tenant's leasing of the Offering Sapce and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

          3. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord in accordance with paragraph B, above.

     E. Subject to paragraph F below, the rights of Tenant hereunder with respect to any portion of the Offering Space for which Landlord has a Prospect shall terminate on the earliest to occur of the date Tenant notifies Landlord that it is not interested in leasing such Offering Space or ten (10) days after Tenant's receipt of the Advice. If Landlord provides Tenant with an Advise for less than all of the offering space, Tenant's Right of First Offer with respect to any portion on the Offering space not included under the Advice shall continue in full force and effect until terminated in accordance with the Terms hereof.

     F. If Landlord has a Prospect for Offering Space an Landlord is not obligated to send Tenant and Advice under paragraph A above, Landlord may lease such Offering Space to the Prospect on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to such Offering Space.

5. CONSENT

     Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Building or require excess removal costs, Landlord agrees to act reasonably in granting its approval or disapproval of any requests by Tenant for the consent or approval of Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                           LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP

ATTEST:                                    BY: EQUITY OFFICE PROPERTIES,
                                               INC., as agent

__________________________________         By:__________________________________

Name (print):_____________________         Name:________________________________

                                           Title:_______________________________



ATTEST:                                     TENANT: GKN Securities Corp.

__________________________________          By: /s/ Carl Goodman
                                                --------------------------------

Name (print):_____________________          Name: Carl Goodman
                                                  ------------------------------

__________________________________          Title: Chief Financial Officer
                                                   -----------------------------

                                  ATTACHMENT #1


Diagram of 15th floor:

5,00sf
ROFO SPACE
15TH FLOOR

                                    ADDENDUM

     This Addendum is attached to and made a part of that certain lease (the "Lease") dated ____________, 199_ by and between ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, an Illinois Limited Partnership ("Landlord"), by its agent Equity Office Properties, Inc., and GKN Securities Corp. ("Tenant") for space in the Building commonly known as Two Stamford Plaza and located in Stamford, Connecticut. In consideration of the mutual covenants set forth herein and in the Lease, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1) Hazardous Materials

     A. During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 1.D hereof) applicable to the operation or use of the Premises, shall cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, shall immediately pay all costs and expenses incurred by reason of such compliance, and shall obtain and renew all Environmental Permits required for operation or use of the Premises. Tenant shall not generate, use, treat, store, handle, release of dispose of, or permit the generation, use treatment, storage, handling, release or dispose, of Hazardous Materials (as defined in Section 1.D. hereof) on the Premises, the Building or the property by Tenant, its agents, employees, independent contractors, licensees or invitees, except for limited quantities used or stored at the premises and required in connection with the routine operation and maintenance of the Premises, and than only in compliance with all applicable Environmental Laws and Environmental Permits.

     B. Tenant will immediately advise Landlord in writing of any of the following: (1) the Tenant's receipt of written notice of written notice of any Environmental Claim (as defined in Section 1.D. hereof) against Tenant relating to the Premises, the Building or the Property; (2) any condition or occurrence on the Premises, the Building or the Property that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant and/or Landlord or the Premises and (3) the actual or anticipated taking of any removal or remedial action in response to presence of any Hazardous Material on the Premises. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communication regarding the Premises with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. At any time and from time to time during the term of this Lease, and at Tenant's sole cost and expense, Landlord or its agents may perform an environmental inspection of the Premises, and Tenant hereby grants to Landlord and its agents access to the Premises to undertake such an inspection following reasonable prior notice from Landlord except that no such notice shall be required in case of emergency. Notwithstanding the foregoing, if the first environmental inspection performed by Landlord does not reveal any Hazardous Materials introduced into the Premises by Tenant, its agents, employees independent contractors, licensees or invitees, Landlord shall be responsible for the cost of any subsequent inspections unless Landlord, in its reasonable judgment, believes that Hazardous Materials have been introduced into the Premises subsequent to the date of such first inspection by Tenant, its agents, employees, independent contractors, licensees or invitees.

     C. Tenant agrees to defend, indemnify and hold harmless Landlord and its officers, directors, agents, employees, attorneys and contractors (collectively, the "Indemnities") from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties (including, by way of illustration and not by way of limitation, civil fines), damages, costs, and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such indemnities based on, or arising or resulting from (a) the presence of

Hazardous Material on the Premises, in the Building or on the Property which is caused or permitted by Tenant, its agents, employees, independent contractors, licensees or invitees and/or (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises, the building or the Property. The provisions of this Section 1.C shall survive the expiration or sooner termination of this Lease.

     D. 1. "Hazardous Materials" means (a) petroleum products, natural or synthetic gas asbestos in any form, urea formaldehyde foam insulation, and radon gas; (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other substance exposure which is regulated by any governmental authority; (2) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and each case as amended, and any Environmental Law or any Environmental Permit, including, without limitation, (a) any and all environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and/or (b) any and all Environmental Claims by any third party seeking damages, or arising from alleged injury or threat of injury to health,, safety or the environment; and (4) "Environmental Permits: means all permits, approvals, identification numbers licenses and other authorizations required under any applicable Environmental Law.

2.  Failure of Landlord to Consent

If Tenant shall request Landlord's consent hereunder and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages (monetary or otherwise, for the withholding of such consent and tenant hereby waives any claim for damages, or any claim for damages by way of setoff, counterclaim or defense), it being intended that Tenant's sole remedy shall be an action for specific performance or injunction , and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold such consent of Landlord or where, as a matter of law, Landlord may not unreasonably withhold its consent.

3. Subordination to Mortgages. Article XXX or the Lease is hereby modified by adding the following before the last sentence of Article XXX.

     "Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor Landlord shall not: (a) be liable for any previous default of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease which shall have theretofore accrued to Tenant against Landlord; (c) be bound by any previous modification of this Lease not expressly provided for in this Lease without the consent of such Mortgagee unless such consent was not required under the Mortgage, or by any previous prepayment of more than one month's rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee; (d) be obligated to perform any alteration of the Premises which obligation to perform alterations shall have arisen prior to the mutual execution and delivery of the Lease; (e) by obligated to repair the Premises to the Building or any part thereof , in the event of total or substantial total damage beyond such repair as can reasonable be accomplished from the net proceeds of insurance actually made available to successor Landlord; provided, however, that Tenant is entitled to any rights or remedies it may have under the Lease, if any, for Landlord's failure to complete such repair in the event of such damage; or (f) be obligated to repair the Premises or the Building or any part thereof in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken; provided, however, that Tenant is entitled to any rights or remedies it may have under the Lease, if any, for Landlord's failure to complete such repair in the event of such condemnation."

4. Repairs and Alterations. Notwithstanding anything in Section X.A. of the Lease to the contrary, Tenant hereby agrees that any and all repairs performed by Tenant shall be performed in accordance with applicable law.

5. Notice. The following is hereby added following the last sentence of Article
XXXII:

     "Notwithstanding the foregoing to the contrary, in the event that Tenant sends a notice to Landlord in connection with an alleged default by Landlord hereunder, Tenant shall also send a copy of such notice to Landlord's then current Mortgagee, provided that Tenant has been provided with the name and address of such Mortgagee.

     In Witness Whereof, Landlord and Tenant have entered into this Addendum to the Lease as of the date set forth above.

                                           LANDLORD: ZML-STAMFORD ATLANTIC FORUM
                                           LIMITED PARTNERSHIP an Illinois
                                           Limited Partnership

ATTEST:                                    BY: EQUITY OFFICE PROPERTIES,
                                               INC., as agent

__________________________________         By:__________________________________

Name (print):_____________________         Name:________________________________

                                           Title:_______________________________



ATTEST:                                     TENANT: GKN Securities Corp.

__________________________________          By: /s/ Carl Goodman
                                                --------------------------------

Name (print):_____________________          Name: Carl Goodman
                                                  ------------------------------

__________________________________          Title: Chief Financial Officer
                                                   -----------------------------

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT made and entered into as of the __ day of _____, 199_by and among ZML-STAMFORD ATLANTIC FORUM LIMITED PARTNERSHIP, an Illinois Limited Partnership (the "Owner"), Citicorp Real Estate, Inc. a Delaware Corporation having an office at 599 Lexington Avenue, New York, New York 10043 (the "Mortgagee") and GKN Securities Corp., a _________________ (the "Tenant").

                                   WITNESSETH:

     WHEREAS, the Owner owns the improved real property described in Schedule A annexed hereto (the "Premises");

     WHEREAS, the Mortgagee is the owner and holder of the mortgages listed in Schedule B annexed hereto (which mortgages, together with all amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made, are hereinafter collectively referred to as the "MORTGAGE");

     WHEREAS, puruant to a lease agreement, dated___, 19__(the "Lease"), the Tenant has leased from the owner, as landlord, a portion of the Premises (the "Leased Premises) more particularly described therein; and

     WHEREAS, the Mortgagee has agreed to recognize the status of the Tenant as tenant under the Lease in the event the Mortgagee shall acquire the title to the Premises by foreclosure or by the acceptance of a deed in lier thereof, and the Tenant has agreed to confirm the subordination of the Lease to the Mortgage and to attorn to the Mortgagee in any such event, all on the terms more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Mortgagee hereby consents to the execution and delivery by the Owner of the Lease.

     2. The Tenant hereby agrees that the Lease is and shall be under, subject and subordinate at all times to the lien, right, title and terms of the Mortgage. In confirmation thereof, the Tenant shall promptly execute, acknowledge and deliver instruments that the Mortgagee may reasonably request from time to time to evidence the foregoing.

     3. So long as (a) the Tenant is not in default under the Lease or hereunder beyond any applicable notice and/or cure periods, (b) the Lease has not been cancelled or terminated by the Owner or the Tenant pursuant to the terms of the Lease, (c) the Tenant has not surrendered, vacated or abandoned the Leased Premises and remains in actual possession of the Leased Premises, and (d) except as required by the terms of the Lese, the Tenant has not made any advance payment of rent or additional rent in excess of one month, then, in the event that the Mortgagee shall commence an action to foreclose the Mortgage (or any of them) or to otherwise acquire title to, and possession of, the Premises, the Tenant shall not be joined as a party defendant in any such action or proceeding and the Tenant shall not be disturbed by the Mortgagee in its possession of the Leased Premises as provided in the Lease, nor shall the Lease be terminated by the Mortgagee unless, as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage (or any of them) or to otherwise acquire title to, and possession of, the Premises, the Mortgagee is required by statute, rule, judicial decision or the court in which such action or proceeding has been commenced ro is pending to so name the Tenant as a party defendant. For the purposes of this Agreement, rent abatements or free rent periods expressly provided for in the Lease shall not be deemed to be an advance payment of rent or additional rent.

     4. If (a) the Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which the Mortgagee shall have named the Tenant as a party defendant and the conditions set forth in Paragraphs 3(a),
(b), (c) and (d) are then satisifed, then in such event, the Mortgagee and the Tenant shall enter into ta new lease upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of the Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement, (y) without limiting the generality of clause (x) above, the Mortgagee shall, in no event, have any obligation or liability to the Tenant under any such new lease beyond those of the Owner as were contained in the Lease and the Mortgagee's liability shall be only to the extent assumed by the Mortgagee under Agreement, and (z) the expriation date of such new lease shall coincide with the original expiration date of the Lease, giving effect to renewal or extension options contained in the Lease. The Tenant shall execute promptly any such new lease and shall attorn to the mortgagee so as to extablish direct privity between the Mortgagee and the Tenant.

     5. If the Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which the Tenant has not been named as a party defendant, or by deedin which the Tenant has not been named as a party defendant, or by deed in lieu of foreclosure (or if the Tenant has been so named by the Lease has not been terminated), or by any other means, and the conditions set forth in Paragraphs 3(a), (b), (c) and (d) are then satisfied, then, in such event:

          (a) the Tenant shall be deemed to have made a full and complete attornment to the Mortgagee so as to establish direct privity between the Mortgagee and the Tenant and in confirmation thereof, the Tenant shall promptly execute, acknowledge and deliver any instruments that the Mortgagee may reasonably request form time to time to evidence the foregoing;

          (b) all obligations of the Tenant under the Lease shall continue in full force and effect and be enforceable against the Tenant by the Mortgage, with the same force and effect as if the Lease had originally been made and entered into directly by and between the Mortgagee, as landlord thereunder, and the Tenant; and

          (c) the Mortgagee shall recognize and accept the rights of the Tenant under the Lease and shall thereafter assume the obligations of the Owner under the Lease first falling due after acquisition of title to possession of the Premises, all of the foregoing being subject, in all events, to (i) the provisions of Paragraphs 6,7, and 8 below and (ii) the Tenant's unconditional and irrevocable waiver, as against the Mortagee, of any defaults of the Owner (whether or not curable) which occurred prior to the Mortgagee acquiring title to, and paossession of, the Premises, which waiver shall be deemed to have been given upon the Mortgagee's acquisition of title to the Premises.

     6. If the Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action, whether or not the Tenant has been named as a party defendant, or by deed in lieu of foreclosure, or by any other means, the provisions of this Agreement shall supersede any provisions of the Lesae which expressly conflict with the provisions of this

Agreement.

     7. (a) Nothing herein contained shall impose any obligation upon the Mortgagee to perform any of the obligations of the Owner under the Lease unless and until the Mortgagee shall acquire title to, and take possession of, the Premises, and in any event, the Mortgagee shall have no liability with respect to any default of the Owner under the Lease occurring prior to the date on which the Mortgagee shall acquire title to, and take possession of, the Premises.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in the Lease, neither the Mortgagee nor any of the officers, directors, shareholders, agents, representatives, servants, employees of, or partners in the Mortgagee shall have any personal liability to the Tenant, and the liability of the Mortgagee, in any event, shall not exceed and shall be limited to the Mortgagee's interest in the Premises.

     8. The Tenant hereby agrees that, notwithstanding anything to the contrary continued in this Agreement or the Lease:

          (a) no amendment, modification, termination, assignment or sublease of the Lease and no surrender of all or any portion of the Leased Premises shall be effective against the Mortgagee, without consent thereto having been given in writing by the Mortgagee unless such consent by the Mortgagee was not required to be obtained by the Owner under the Mortgage and/or related loan documents;

          (b) the Mortgagee shall not be bound by any advance payment of rent or additional rent to the Owner in excess of one (1) month, in the case of rent, or in excess of one (1) periodic payment in advance, in the case of additional rent, except as specifically required in the Lease or expressly approved in writing by the Mortgagee;

          (c) the Mortgagee shall not be subject to any offsets, claims, counterclaims or defenses which arise out of a default by the Owner accruing prior to the date on which the Mortgagee shall acquire title to, and take possession of, the Premises;

          (d) the Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises or any portion thereof or to make any payment or incur any liability in connection therewith;

          (e) the Mortgagee shall not be bound by any obligation of the Owner to make any payment to the Tenant, except that (i) subject to the terms of the Lease, the Mortgagee shall be liable for the timely return on any security or other deposit actually received by the Mortgagee and acknowledged in writing by the Mortgagee to be a security deposit for the Tenant, and (ii) the Mortgagee shall be liable on account any prepayments of rent or other charges owing to the Tenant if the funds are actually received by the Mortgagee and acknowledged by the Mortgagee in writing as a prepayment of rent by the Tenant;

          (f) the Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any part thereof, or to make any payment or incur any liability in connection therewith, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to the Mortgagee with respect to the Leased Premises, and in the event Mortgagee does not make such repair, replacement, rebuilding or restoration, the Tenant shall be entitled to exercise whatever rights or remedies it may have under the Lease, if any, for Owner's failure to complete such repair, replacement, rebuilding or restoration in the event of damage, destruction or condemnation under the Lease;

and

          (g) the Mortgagee shall not be required to remove any person occupying the Leased Premises, or any part thereof, and shall not be liable for any acts or omissions of any other tenant, subtenant or other party who may have possession of any portion of the Leased Premises.

     9. The Tenant hereby agrees to provide the Mortgagee with prompt notice of any asserted default by the Owner of its obligations under the Lease, and copies of all documents relating thereto. In the event any such asserted default constitutes a basis for the cancellation of the Lease by the Tenant, the Tenant hereby agrees that the Lease shall not be cancelled or terminated until the Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default; provided, however that (i) the Tenant will use reasonable efforts to cooperate with any actions by the Mortgagee to effect any such cure, and (ii) nothing contained here shall obligate the Mortgagee to effect any such cure.

     10. The Tenant and the Owner hereby agree that, in the event that the Mortgagee delivers to the Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage) has occurred under the Mortgage (or any of them), and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to the Mortgagee, the Tenant shall pay, and is hereby authorized and directed by the Owner to pay, such rent and additional rent directly to the Mortgagee. Delivery to the Tenant of the aforedescribed notice from the Mortgagee shall be conclusive evidence of the right of the Mortgagee to receive such rents and payment of the rents by the Tenant to the Mortgagee pursuant to such notice shall constitute performance in full of the Tenant's obligation under the Lease to pay such rents to the Owner. If and to the extent that the Lease or any provision of law shall entitle the Tenant to notice of any mortgage, the Tenant acknowledges and agrees that this Agreement shall constitute such notice to the Tenant of the existence of the Mortgage(s). The Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Mortgagee as part of the security for the Mortgage.

     11. Each of the Owner and the Tenant represents and warrants to the Mortgagee that, as of the date hereof, (i) there are no agreements other than the Lease in existence of contemplated between the Owner and the Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to the Tenant's occupancy of the Leased Premises, and (ii) neither the Owner nor the Tenant is in default beyond applicable notice and/or cure periods under the Lease and, to the best of its knowledge, no event has occurred which with the giving of notice, the passage of time or both would constitute a default under the Lease.

     12. The Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

     13. This Agreement (i) shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Connecticut without regard to principles of conflicts of law, (ii) contains the entire agreement among the parties with respect to the subject matter hereof, and (iii) may not be modified, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

     14. All notices, demands, offers, elections, or other communications required or permitted hereunder shall be in writing and shall be personally delivered, deliveries by overnight courier, or mailed by registered or certified mail, postage prepaid, with return receipt requested and addressed to the party at its address set forth below or sent by facsimile, at the facsimile numbers set forth below:

          if to the Tenant, to:

          with copies to:

          if to the Owner, to:

               ZML-Stamford Atlantic Forum
                 Limited Partnership
               c/o Equity Office Properties, Inc.
               Two North Riverside Plaza
               Suite 2244
               Chicago, Illinois 60606
               Telephone No: (312) 454-1800
               Facsimile No: (312) 454-1499
               Attention: Senior Vice President
                                 Office Buildings

          with a copy to:

               Rosenberg & Liebentritt, P.C.
               Two North Riverside Plaza
               Suite 1601
               Chicago, Illinois 60606
               Telephone No: (312) 466-3456
               Facsimile No: (312( 454-0335
               Attention:  Bruce C. Strohm, Esq.

          and a copy to:

               Equity Office Properties, Inc.
               Two North Riverside Plaza
               Suite 2244
               Chicago, Illinois  60606
               Telephone No.: (312) 454-1800
               Facsimile No: (312) 454-0805
               Attention: Mr. Richard D. Kincaid

          if to the Mortgagee, to:

               Citicorp Real Estate, Inc.
               599 Lexington Avenue
               New York, New York  10043
               Telephone No.: (212)_____-_______
               Facsimile No.: (212) _____-________
               Attention: Tri-State Department,
                                 Department Head

               Reference:____________(Borrower)
                            __________
                            __________(Premises)
                            599 Lexington Avenue
                            New York, New York  10043

               Attention:______________
               (Booking Office)

          with a copy to:

               Citicorp Real Estate, Inc.
               599 Lexington Avenue
               New York, New York  10043
               Telephone No.: (212)_____-_______
               Facsimile No.: (212) _____-________
               Attention: Michael W. Broido, Esq.
                        General Counsel

               Reference:____________(Borrower)
                          ____________(Premises)
                          ____________
                        599 Lexington Avenue
                        New York, New York  10043
                        Attention:_______________
                                 (Booking Office)

          with an additional copy to :

               Schulte Roth & Zabel
               900 Third Avenue
               New York, New York 10022
               Telephone No.: (212) 758-0404
               Facsimile No.: (212) 593-5955
               Attention: Lester M. Bliwise, Esq.

or at such other address or facsimile number, as from time to time, shall be supplied by a party to the others by like notice, and shall be deemed to have been given or delivered, if personally delivered, upon deliver, if sent by overnight courier, on the first (1st) business day after being sent, if sent by mail, on the third (3rd) business day after mailing, and if sent by facsimile, on the date of receipt of such facsimile. Each party shall be entitled to rely on all communications which purport to be on behalf of the party and purport to be signed by and authorized party or the above indicated attorneys.

     15. All rights of the Mortgagee hereunder shall inure to the benefit of, and all obligations of the Mortgagee shall e binding upon, the Mortgagee and, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, the Mortgagee and any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or under any new lease given pursuant to Paragraph 4 hereof. Without limiting the generality of the foregoing, (a) upon any sale or other transfer by the Mortgagee of its interest in the Premises, the purchase or transferee of such interest shall be deemed to have assumed and agreed to carry out any and all covenants and obligations of the Mortgage hereunder and under the Lease and (b) this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of the Owner and Tenant hereto.

IN WHITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.

                                          OWNER:

                                          ZML-STAMFORD ATLANTIC FORUM
                                            LIMITED PARTNERSHIP

                                          BY: Equity Office Properties,
                                              Inc., as its agent


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          MORTGAGEE

                                          CITICORP REAL ESTATE, INC., A Delaware
                                          Corporation

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


                                          TENANT:

                                          GKN Securities Corp.

                                          By: /s/ Carl Goodman
                                              ----------------------------------

                                          Name: Carl Goodman
                                                --------------------------------

                                          Title: Chief Financial Officer
                                                 -------------------------------